                                                                      EXHIBIT 11


                     U.S. HOME CORPORATION AND SUBSIDIARIES
            INCOME PER COMMON SHARE FOR THE CONSOLIDATED STATEMENTS
 INCOME HAS BEEN COMPUTED ON THE WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND
               COMMON SHARE EQUIVALENTS OUTSTANDING AS FOLLOWS:
                 (Dollars in Thousands, Except Per Share Data)

                                                                       Years Ended December 31,
                                                          ---------------------------------------------------
                                                             1996                 1995                1994
                                                          -----------          -----------         -----------
      Income per common and
        common equivalent shares -
        Net income                                        $    44,188          $    36,920         $    32,829
                                                          ===========          ===========         ===========
        Weighted average common
          shares outstanding                               11,585,855           11,576,829          11,366,810
        Effect of assumed exercise of
          dilutive stock options
          and warrants                                        372,584              196,270                   -
                                                          -----------          -----------         -----------
        Total common and common
          equivalent shares                                11,958,439           11,773,099          11,366,810
                                                          ===========          ===========         ===========
      Income per common and
        common equivalent shares                          $      3.70          $      3.14         $      2.89
                                                          ===========          ===========         ===========

      Income per common share,
        assuming full dilution -
        Net income                                        $    44,188          $    36,920         $    32,829
      Add interest applicable to
        4.875% convertible
        subordinated debentures,
        net of income taxes                                     2,480                2,006               1,220
                                                          -----------          -----------         -----------
      Income per common share,
        assuming full dilution                            $    46,668          $    38,926         $    34,049
                                                          ===========          ===========         ===========

      Total common and common
        equivalent shares                                  11,958,439           11,773,099          11,366,810
      Assumed additional common shares
        from exercise of dilutive stock
        options and warrants resulting
        from use of market price of
        common stock at end of period                         134,480             499,369                    -
      Assumed conversion of 4.875%
        convertible subordinated
        debentures at $35.50 per share
        at date of issuance (see Note 2
        of Notes to Consolidated
        Financial Statements)                               2,253,521            2,253,521           2,253,521
                                                          -----------          -----------         -----------
      Common shares, assuming
        full dilution                                      14,346,440           14,525,989          13,620,331
                                                          ===========          ===========         ===========

      Income per common share
        assuming full dilution                            $      3.25          $      2.68         $      2.50
                                                          ===========          ===========         ===========

Note a - See Note 1 of Notes to Consolidated Financial Statements